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Contact: Thom Mocarsky
Arbitron Inc.
410-312-8239
thom.mocarsky@arbitron.com

FOR IMMEDIATE RELEASE

Arbitron signs settlement with the Attorney General of the State of New York
Company agrees to incorporate specific actions into its continuous improvement program for the
Portable People Meter service in the New York radio market

NEW YORK; January 7, 2009 – Arbitron Inc. (NYSE: ARB) announced today that it has joined in a Stipulated Order on Consent with the Attorney General of the State of New York (NYAG) that will resolve all claims against Arbitron that were alleged in the lawsuit filed by the NYAG in New York County Supreme Court on October 9, 2008.

The lawsuit alleged violations of New York state executive, business and civil rights statutes relating to the marketing and commercialization in New York of the Portable People MeterTM radio ratings service.

As part of the settlement, Arbitron will incorporate a number of actions into its continuous improvement program for the Portable People Meter ratings service in the New York radio market.

In summary, within the PPMTM service for the New York Radio metro, Arbitron has agreed to:

Recruit panelists using a combination of telephone number and addressed-based sampling methods beginning January 2009. Arbitron has committed to use the address-based sampling technique for 15 percent of our recruitment efforts in New York by July 2010;

Increase the sample target for persons residing in cell-phone-only households to 15 percent of the total New York sample target by July 2010;

Set a target of 20 percent for the New York Sample Performance Indicator (SPI) by 2010 and make all reasonable efforts to achieve a minimum 15 percent SPI level by July 2009, 16 percent SPI level by October 2009, and 17 percent SPI level by June 2010;

Take all reasonable measures to achieve average in-tab rates of at least 75 percent for all age/sex and race/ethnicity demographic groups by April 1, 2009, and to ensure that subcategories comprising 10 percent or more of the New York Metro population fall within 90 percent of the overall 75 percent target;

Provide to subscribers monthly reports detailing the PPM installed and in-tab sample sizes by individual zip code in the New York Market;

Complete a non-response bias study in the New York market by July 15, 2009. Should the study indicate any measureable bias, Arbitron will use all reasonable measures to address identified sources of ratings bias within 6 months;

Make all reasonable efforts to obtain and retain accreditation for the New York PPM radio ratings service from the Media Rating Council.

Fund an advertising campaign in the New York market promoting minority radio;

Include a disclaimer on promotional material indicating that PPM ratings are based on audience estimates and should not be relied on for precise accuracy or precise representativeness of the New York radio market.

The company also agreed to pay $200,000 in settlement of the claims and $60,000 for costs. The company will pay $100,000 to the National Association of Black Owned Broadcasters (NABOB) for a joint radio project between NABOB and the Spanish Radio Association to support minority radio.

The New York Attorney General reserves the right to rescind the Order and reinstitute the civil action, if the company has not obtained accreditation from the Media Rating Council for its New York PPM radio ratings service by October 15, 2009 and also has not achieved all of the specific metrics in the agreement.

Commenting on the agreement, Steve Morris, chairman, president and chief executive officer stated: “Broadcasters, agencies and advertisers in New York can continue to use PPM measurement of radio without any hesitation or reservation. We are also pleased to be able to resolve this action within the framework of our continuous improvement program for the Portable People Meter ratings service in the New York radio market. These initiatives are sure to increase the accountability of radio to the benefit of all New York radio broadcasters and their advertisers.”

About the Portable People Meter
The Arbitron Portable People Meter system uses a passive audience measurement device – about the size of a small cell phone – to track consumer exposure to media and entertainment, including broadcast, cable and satellite television; terrestrial, satellite and online radio as well as cinema advertising and many types of place-based electronic media. Carried throughout the day by randomly selected survey participants, the PPM device can track when and where they watch television, listen to radio as well as how they interact with other forms of media and entertainment.

The PPM detects inaudible codes embedded in the audio portion of media and entertainment content delivered by broadcasters, content providers and distributors. At the end of the day, the meter is placed in a docking station that extracts the codes and sends them to a central computer. The PPM is equipped with a motion sensor, a patented quality control feature unique to the system, which allows Arbitron to confirm the compliance of the PPM survey participants every day.

PPM ratings are based on audience estimates and represent the opinion of Arbitron. PPM ratings, like all audience estimates however derived, should not be relied on for precise accuracy or precise representativeness of a demographic or radio market.

About Arbitron

Arbitron Inc. (NYSE: ARB) is a media and marketing research firm serving the media – radio, television, cable, online radio and out-of-home – as well as advertisers and advertising agencies in the United States. Arbitron’s core businesses are measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of local market consumers; and providing application software used for analyzing media audience and marketing information data. The company has developed the Portable People Meter, a new technology for media and marketing research.

Through its Scarborough Research joint venture with The Nielsen Company, Arbitron provides additional media and marketing research services to the broadcast television, newspaper and online industries.

Arbitron’s marketing and business units are supported by a world-renowned research and technology organization located in Columbia, Maryland.

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Portable People MeterTM and PPMTM are marks of Arbitron Inc.

Arbitron Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Arbitron Inc. and its subsidiaries in this document that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” ”expects,” “anticipates,” “estimates,” “believes,” or “plans,” or comparable terminology, are forward-looking statements based on current expectations about future events, which we have derived from information currently available to us. These forward-looking statements involve known and unknown risks and uncertainties that may cause our results to be materially different from results implied in such forward-looking statements. These risks and uncertainties include, in no particular order, whether we will be able to:

•	absorb costs related to legal proceedings and governmental entity interactions and avoid related fines, limitations, or conditions on our business activities;

•	successfully implement the commercialization of our Portable People Meter service;

•	successfully maintain and promote industry usage of our services, a critical mass of broadcaster encoding, and the proper understanding of our audience measurement services and methodology in light of governmental regulation, legislation, litigation, activism or adverse public relations efforts;

•	successfully design, recruit and maintain PPM panels that appropriately balance research quality, panel size and operational cost;

•	compete with companies that may have financial, marketing, sales, technical, or other advantages over us;

•	complete the Media Rating Council (“MRC”) audits of our local market PPM ratings services in a timely manner and successfully obtain and/or maintain MRC accreditation for our audience measurement business;

•	renew contracts with key customers ;

•	successfully execute our business strategies, including entering into potential acquisition, joint-venture or other material third-party agreements;

•	effectively manage the impact, if any, of any further ownership shifts in the radio and advertising agency industries;

•	respond to rapidly changing technological needs of our customer base, including creating new proprietary software systems and new customer products and services that meet these needs in a timely manner;

•	successfully manage the impact on our business of any economic downturn, generally, and in the advertising market, in particular;

•	successfully manage the impact on costs of data collection due to lower respondent cooperation in surveys, privacy concerns, consumer trends, technology changes and/or government regulations; and

•	successfully develop and implement technology solutions to measure new forms of audio content and delivery, multimedia and advertising in an increasingly competitive environment.

There are a number of additional important factors that could cause actual events or our actual results to differ materially from those indicated by such forward-looking statements, including, without limitation, the risk factors set forth in the caption “ITEM 1A. — RISK FACTORS” in our Annual Report on Form 10-K for the year ended December 31, 2007, our Quarterly Report on Form 10-Q for the period ended September 30, 2008, and elsewhere, and any subsequent periodic or current reports filed by us with the Securities and Exchange Commission.

In addition, any forward-looking statements contained in this document represent our estimates only as of the date hereof, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.